Exhibit (h)(2)(iii)

SCHEDULE A

Revised as of October 8, 2015

Portfolios

Portfolio Name	Expense Limit	Expense Limitation Expiration Date	Recoupment Period Expiration Date
AllianzGI Advanced Core Bond Portfolio	0.45%	1/31/17	9/30/20
AllianzGI Discovery U.S. Portfolio	1.50%	1/31/17	9/30/20
AllianzGI Global Small-Cap Opportunities Portfolio	1.20%	3/31/16	11/30/19

[Signature page follows.]

[Schedule A to Expense Limitation Agreement for AllianzGI Institutional Multi-Series Trust]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	Chairman-Management Board

[Signature Page to Schedule A of Expense Limitation Agreement for AllianzGI Institutional Multi-Series Trust]